UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 14, 2007

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4—Matters Related to Accountants and Financial Statements

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously announced, the Audit Committee of the Board of Directors of Citrix Systems, Inc. (the “Company”) is conducting a voluntary review of the Company’s historical stock option granting practices from 1996 to present and the related accounting.

On March 14, 2007, after discussion with the Audit Committee of its Board of Directors and its independent registered accounting firm, the Company concluded that it had used incorrect measurement dates for accounting purposes for certain historical stock option grants issued during the period under review and that it will restate the financial statements described below. The Company has determined that non-cash stock-based compensation expenses should have been recorded with respect to those stock option grants and recognized over the vesting period of those options, and that the amount of such additional expenses is material.

The Company’s previously issued financial statements and reports thereon for the fiscal years 2003, 2004 and 2005, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Quarterly Reports on Form 10-Q filed with respect to each of those fiscal years and the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2006 and all earnings press releases and similar communications issued by the Company relating to such periods should no longer be relied upon. In addition, the restatement will materially affect financial statements for fiscal years prior to 2003, and the Company will reflect those adjustments as part of the opening balances in the financial statements for the restated periods. The financial statements for fiscal years prior to 2003 should also no longer be relied upon.

Because the Audit Committee’s review is ongoing, the Company has not determined the final aggregate amount of additional non-cash stock-based compensation expense or the amount of such expense to be recorded in any specific prior period or in any future period. The Company has also not identified all stock option grants for which the accounting measurement dates may have been incorrectly determined. In addition, the Company expects that the expenses arising from the voluntary review, the anticipated restatements and related activities, which will be recorded in the periods incurred, will be significant.

The Company currently expects to file its restated financial statements and to become current in its filings under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the Audit Committee’s review.

Section 7—Regulation FD

Item 7.01	Regulation FD Disclosure.

Citrix issued a press release on March 14, 2007 a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this item of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated March 14, 2007 of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated:	March 14, 2007	By:	/s/ David J. Henshall
		Name:	David J. Henshall
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release dated March 14, 2007 of Citrix Systems, Inc.